EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 20, 2004, included in this Form 10-KSB in the previously filed Registration Statements of Energy Producers, Inc. on Form S-8 (File No. 333-112936, effective February 18, 2004 and File No. 333-105644, effective May 29, 2003).

/s/ Donahue Associates, L.L.C.

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Donahue Associates, L.L.C.

Monmouth Beach, New Jersey

April 26, 2004